Exhibit 10.7

[Informal English Translation]

Unprotected Tenancy Contract

Made and executed this 10th day of October 2007

Between:

Ms. Rachel Zacks

Identity No. 29581

And Dr. Moshe Eliash Advocate

Identity No. 1940998

(each of them severally and jointly)

of 2 Hasoreg Street, P.O. Box 433, Jerusalem

(hereinafter – “the Landlord”)

of the one part;

And:

Sol-Gel Technologies Ltd.

Corporate number 51-2544693-3

By its manager, Mr. Alon Sari-Levi

(Identity No. 9-05709238) and

Mr. Chanan Mazor (Identity No. 053641312)

who declare by signing this Agreement that they are

authorized to sign in the name of the Company

and that their signature is binding upon the Company in all respects

(The Company being hereinafter called: “the Tenant”)

of the other part

WHEREAS	the Landlord declares and confirms that he is the registered owner of an area of 5924 square meters out of Parcel 18 in Block 3850 in Ness Ziona, (hereinafter: “the Land”); and

WHEREAS	the Landlord declares and confirms that he has erected on the Land a building according to a lawful building permit pursuant to the Building Plans (as hereinafter defined) constituting of areas suitable for hi-tech industries, underground parking and an open parking lot; and

WHEREAS	the Landlord declares and warrants that no areas in the building will be leased for purposes of sale or food processing or for clothing stores or building materials; and

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WHEREAS	the Landlord declares and confirms that he is desirous of granting a tenancy to and the Tenant declares that it is desirous of taking a tenancy of, the Premises (as hereinafter defined) by an unprotected tenancy; and

WHEREAS	the parties wish to regulate the terms pertaining to the tenancy of the Premises as more particularly set out below in this Contract.

It is therefore agreed and declared between the parties as follows:

Preamble, appendices and headings

1.	a.	The preamble, declarations therein contained and the appendices to this Contract constitute an integral part hereof.

	b.	The headings of this Contract are for ease of reference only and are not to be applied in the interpretation of the Contract.

Definitions

2.	a.	“the Building”	-	means a multistorey building consisting of an underground floor and seven (7) four floors above ground (including an entrance lobby and mezzanine floor) having an area of approximately 6,000 square meters principal area and some 4,175 square meters ancillary areas and underground parking.

b.	“the Parking Areas”	-	means the underground covered parking area on the basement floor of the Building comprising 97 parking places and open parking in the boundaries of the area of the Land consisting of 107 parking places.

c.	“Business Day”	-	any of the weekdays (Sunday – Thursday) on which banks in Israel are open to the public.

d.	“Possession Date”	-	the possession date pursuant to the tenancy agreement of the Premises provided that the provisions of clause 6(a) hereof have been fulfilled or such earlier date on which all of the conditions prescribed in clause 6(a) hereof have been fulfilled and which has been agreed upon in writing prior thereto by the parties.

e.	“the Premises”	-	the entire area of the fifth floor above ground, consisting of an area of 872.57 square meters for principal use, 30.72 square meters

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bomb shelter, 4.94 square meters installations and technical systems and 78.50 square meters lobby and stairwells, as described in the Plan attached hereto and constituting an integral part hereof and 40 covered parking places, and a further option for four covered parking places to the extent these will be requested in order to make a passage from the entry lane into the exit lane, if the Tenant decides to separate the parking floors that are leased by electric gates, as marked in the Plan attached hereto and constitute an integral part of this Contract.

f.	“the Specification”	-	the technical specification as will be planned by the Tenant, pursuant to its needs and to be submitted for the approval of the Building consultants, the architect Mr. Raffy Lehrman, the electricity consultants – B. Bloch Engineers Ltd., air conditioning – R.S.L Engineers Ltd., plumbing – S. Papish Ltd., Construction S. Engal Ltd., and Safety – Efraim Ben Ami (hereinafter: “the Consultants”). It is clarified that the purpose of the approval is in order to examine the compliance of the design with the Building systems under the building permit and the provisions of any law and for no other purpose. Contestations against the planning will only be allowed to the extent the planning contains factors that interfere with or could disrupt the proper functioning of the Building systems or that will be contrary to the building permit or the provisions of any law. To the extent there be any such contestations, the Tenant will modify the specification in a manner that will conform with the Building systems, the building permit and the provisions of any law.

g.	“Dollar Rate”	-	The representative rate of exchange of the US Dollar as published by the Bank of Israel, which is known on the day of the payment date. In the event of publication of such rate being suspended, it will be replaced by the mean rate between the selling rate and the buying rate (for transfers and cheques) of the US Dollar, as existing in Bank Leumi Le Israel BM.

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h.	“Town Building Plan”	-	Outline Scheme number NS/143 including the rules and appendices thereof and thereto, including any amendment or modification or addition thereto, as existing from time to time.

i.	“the Building Plans”	-	the plans for the construction of the Building and the parking places pursuant to building permit number 2002072, including any amendments thereto.

Declarations of the parties

3.	a.	The Landlord declares and acknowledges that:

		1.	It is the registered owner of the Land, and there is no third party having any right in the Premises.

		2.	He holds all the approvals that were required for constructing the Building and the Parking Areas and preparing the Premises for delivery pursuant to the provisions of this Contract, including, but without derogating from the generality of the foregoing, a building permit, and Form 4 and that the works at the Premises have been carried out pursuant to such approvals.

		3.	It has entered into an engagement with all of the professional personnel required in order to carry out the construction of the Building and the Parking Areas and he is able to induce the preparation of the Premises for delivery pursuant to the provisions of this Contract, on the Possession Date.

		4.	There is nothing to prevent him entering into this Contract.

	b.	The Tenant declares and acknowledges that:

		1.	It has examined and viewed the Building and the environment thereof, the building plans that have been presented to it by the Landlord, the Town Building Plan, and further examined the planning situation at the planning authorities and found all of the same to be suitable for its needs and purposes, all subject to the truthfulness of the Landlord’s declarations and fulfilment of his undertakings according to this Contract.

		2.	There is nothing to prevent it from entering into this Contract.

Non-application of the Tenants Protection Law to the tenancy according to this Contract

4.	a.	It is agreed that the Building is new, the construction and occupation of which having been completed after 26 Av. 5728 (August 20, 1968), and is a ‘new building’ within the meaning of that term contained in the Tenants Protection (Consolidated Version) Law, 5732-1972 (hereinafter: “the Tenants Protection Law”).

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b.	It is agreed that the provisions of the Tenants Protection Law do not nor shall they apply with respect to the Premises and this Tenancy Contract and the other tenants protection laws including the regulations and orders thereof, and that no statute conferring upon a tenant the status of a protected tenant including a right not to vacate the Premises in the cases in which it is bound to do so according to this Contract, shall apply with respect to the Premises.

c.	The Tenant declares that it has not paid nor will it pay to the Landlord any key money or any other payment that could be construed as key money, for the Premises. Without derogating from the generality of the foregoing the Tenant declares that all of the investments that will be made by it in the Premises, if at all, will be made for its own purposes and it will be estopped from claiming that such investments amount to any key money or substitute for key money or any consideration other than rent which is given in connection with the tenancy of the Premises or in connection with the taking of the possession thereof. This declaration of the Tenant constitutes a fundamental condition for the Landlord’s agreement that the Tenant make any investment in the Premises. (For the avoidance of any doubt, nothing contained above shall derogate from that stated in clause 26 hereof, save that the provisions contained in clause 26 are to be read subject to the foregoing).

d.	The Tenant declares that it is aware that the tenancy is for a fixed term and that upon the expiration of the Tenancy Term (as hereinafter defined) (including, for the avoidance of any doubt, on the expiration of the Tenancy Term by reason of the conclusion, lawful rescission or termination of this Contract) it shall quit the Premises and redeliver possession thereof to the Landlord, subject and pursuant to the conditions set out in this Contract.

Works at the Premises

5.	(a)	The Premises will be conveyed to the Tenant in their present condition which is “a shell” subject to the conditions set out in clauses 6(b) and 6(c) hereof.

Notwithstanding the foregoing it is hereby agreed that the Landlord will install at the Premises a ventilator shaft up to the roof of the Building in an aggregate area of not less than 9,600 square meters, in such location as is marked in the plan attached hereto as an integral part hereof, within 30 days of the date of the execution of this Agreement. The Landlord declares and covenants that in the environment of the roof area in which the shafts open systems can be placed and it will remain as such, throughout the entire duration of the Tenancy Term.

	(b)	The Tenant will carry out supplementary works at the Premises pursuant to the Specification and the Landlord will participate in the cost of such works in a shekel amount equal to US $490,820.00 (plus VAT as required by law), against receipt of a lawful invoice. The Consultants’ fee and payments of planning works, including interior design planning, inspection, construction management, the construction of clean rooms, installation of distilled water, transportation works of materials and systems for the construction purposes will, inter alia, be included in such cost.

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The Landlord will remit to the Tenant the payments on account of the Landlord’s participation in the cost of such works within seven days of receiving the Tenant’s written demand, backed by a copy of the VAT receipt/invoice proving the making of the payment by the Tenant for the work in question.

The Tenant will be entitled to make any modification in the Specification at its exclusive discretion. Any modification which has ramifications on any of the Building systems or which is otherwise than in accord with the building permit or the provisions of any law as stated in clause 2(f) above will be submitted to the Consultants for approval, and dealt with as stated in clause 2(f) above.

(c)	The Tenant may add works as an addit to the Specification (hereinafter: “the Addit to the Specification”), subject to the Tenant’s right to effect such works pursuant to the provisions of this Contract, and subject to the provisions of this Contract with respect to the implementation of the supplementary works pursuant to the Specification. The cost of performing the Addit to the Specification, including the making of any modifications, repairs or demolition that will be required in order to carry out the same for the making of the Addit, including the cost and duration of any delay, disruption or deferral in the construction of the works at the Premises pursuant to the Specification that will be caused in consequence of the carrying out of the Addit to the Specification (hereinafter: “the Performance Cost”), will be borne by the Tenant and the Landlord shall have no liability to participate in the financing of the Performance Cost, other than the obligation to participate in the cost of the supplementary works, according to clause 5(b) above.

(d)	The Landlord undertakes to sign and/or induce any person who is empowered on his behalf, to sign any document that will be required for the purpose of issuing permits, if required, in order to carry out the Specification and further for the purpose of performing the Addit to the Specification as stated in sub-clause (c) above, within a week of the date of the demand. The Landlord further undertakes to provide the Tenant with a copy of the plan of the fifth floor in which the Premises are situated, including an electronic copy of such plan.

(e)	Without derogating from that stated in clause 5(c) above the Landlord will enable the Tenant to effect at its exclusive expense, works at the Premises, at its discretion, and which are not included in the Specification and/or in the Addit to the Specification, and which the Tenant is entitled to carry out pursuant to the provisions of this Contract, after the completion of the performance of the works in the Specification and/or in the Addit to the Specification, or after delivery of possession of the Premises to the Tenant, provided that seven days’ prior written notice will be given to the Landlord setting out the works which it wishes to carry out; that no reasonable objection has been received on the part of the Landlord for performing the works; and that this does not affect the performance of works in the Building, on the part of the Landlord. The provisions of this Contract with respect to the performance of the works contained in the Specification shall apply to the performance of such works.

It is clarified that none of the parties shall be responsible for the oversight and/or quality of the accessories and/or materials and/or equipment that will be supplied by the counterparty, including defects and/or malfunctions that are related thereto.

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(f)	The Tenant will bear any fine or penalty that will be imposed in respect of works that will be carried out at the Premises without any permit or in excess of the permit – by it and/or by persons on its behalf.

For the avoidance of any doubt it is clarified that the provisions of this clause will not be deemed to be the Landlord’s license to the Tenant to perform works without any permit or in excess of a permit.

Delivery of possession

6.	a.	Delivery of possession in the Premises in order to carry out the works mentioned in clause 5 above will be effected immediately upon the execution of this Contract. The Landlord will, on the Possession Date, deliver to the Tenant exclusive possession of the Premises:

1.	vacant and free of all persons and things;

2.	with all the systems of the Building and the Premises (including the elevators) in proper working and operating condition;

3.	it being possible to connect the Premises permanently to the electricity grid, the air conditioning, water, sewerage systems, telephone lines, and all other connections that are required to use the Premises;

4.	absent of any constraint by law existing to the performance of the works as set out in clause 5 above;

5.	the Landlord undertakes that to the extent building works will be carried out in the Building after possession has been delivered (including the installation of the shafts) in the Premises to the Tenant, they will not affect the reasonable use of the Tenant of the Premises and/or the access ways to the Building and the Premises.

b.	A tour will take place of the Premises on such date as will be agreed, being not later than seven days after the Possession Date, in which the Landlord or persons on his behalf, and the Tenant will take part. The Tenant will make a memorandum of delivery that will document the defects that the Tenant has found at the Premises, to the extent the memorandum will be certified by the Landlord, it shall serve as final and conclusive proof of the existence of such defects in the Premises, without prejudice to the Tenant’s right to raise claims in the future in regard to flaws that are not visible and/or which professional expertise is required to discover.

c.	The Lessor undertakes to carry out all the repairs of the defects specified in the delivery memorandum, and which have been certified by the Landlord, by arrangement with the Tenant within twenty one (21) days of the date of the tour mentioned above to the extent possible, at one and the same time, and in no event will the same disrupt the Tenant’s use of the Premises. Urgent repairs of defects that materially prejudice the enjoyment from the Premises and/or the use thereof, will be repaired urgently and promptly. The non-performance of the repairs on due date will constitute a fundamental breach of this Contract. Nothing contained above shall derogate from the Landlord’s duty to repair additional defects which fall within his responsibility under this Contract and/or as will be held by the court in accordance with the provisions contained in clause 30 of this Contract.

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d.	Without derogating from the Tenant’s right to damages at a higher rate or to any other relief, the Landlord will pay the Tenant in respect of each day of delay in delivering the possession of the Premises, fixed and agreed compensation without proof of damage in the sum of $587.87 (five hundred and eighty seven US Dollars and 87 cents) (which is the product of 1.2 times the monthly rent prescribed in this Contract divided by 30), in their shekel value on the payment date, according to the representative rate of exchange. The parties declare that they consider such sum to be agreed and proper compensation for the damage that the parties foresee as the probable result following a delay in delivery of the possession in the Premises.

For the avoidance of any doubt it is declared and agreed that the Tenant may set off against the rent any sum that is due to it from the Landlord according to this clause. Any delay in the Possession Date exceeding 14 days will constitute a fundamental breach of this Contract.

e.	Where possession of the Premises is delivered on a date later than the Possession Date pursuant to the provisions of clause 6(d) above, then wherever in this Contract the expression: “Possession Date” appears (for the avoidance of doubt with the exception of clause 6(d) above) it shall be regarded as the date of the actual delivery of possession.

f.	For the avoidance of any doubt it is clarified that the provisions of this clause will not be deemed to be a license of the Tenant to the Landlord to defer the delivery date of the possession.

Term of the tenancy

7.	(a)	The tenancy term according to this Contract will commence three months after the Possession Date; to the extent that the Consultants’ approval has been received that will be dated in excess of fife Business Days, the commencement of the term of the tenancy will be deferred by the same period as the delay in the date of receiving such Consultants’ certificate.

(b) (1)	The tenancy according to this Contract is for a term of three years from the date of the commencement of the Tenancy Term (hereinafter: “the First Term”).

(2)	After the expiration of the First Term, this Contract will be renewed for two years and thereafter, for five terms each of which shall be for a further year (hereinafter: “the Extended Term”) unless the Tenant gives six (6) months’ prior written notice before the expiration of the First Term or the expiration of each year of the tenancy within the framework of the Extended Term, until ten (10) years have elapsed from the Possession Date (the entire term during which the Premises will be effectively leased to the Tenant pursuant to this Contract to be a term which, as stated, shall not exceed ten years from the Possession Date, and will be hereinafter called: “the Tenancy Term”).

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Rent

8.(a)	The Tenant will pay the Landlord for the duration of the First Term, monthly rent in the sum of $14,696.79 (fourteen thousand, six hundred and ninety six US Dollars and seventy nine cents) in the shekel value thereof on the payment date according to the representative rate of exchange.

The rent is set on the following basis:

The principal area is 872.57 square meters and a secured shelter of 30.72 square meters.

The gross/net ratio is 0.80, i.e. 80 square meters net deemed to be 100 square meters gross.

The gross area on the floor is therefore 1090.71 square meters and the secured shelter is 30.72 square meters.

The rent for the area of the Premises amounts to $11.50 per square meter (gross).

The rent for the secured shelter is $5 per square meter (net).

The calculation of the rent is thus as follows:

1090.71 square meters (gross).	$12, 543.19

30.72 square meters of the secured area.	$153.60

40 covered parking spaces.	$2,000.00

Total	$14,696.79

The monthly rent for the First Extended Term (for the fourth and fifth year) will increase by 10% above the above rent and a further 5% above the rent last paid, in each of the last five years of the Further Tenancy Term.

The above areas were set pursuant to that prescribed in the building permit. In as much as the survey of a qualified surveyor agreed upon by the parties will show that the actual area does not match that appearing in the building permit, the rent will be adjusted pursuant to the effective measured area.

Notwithstanding the foregoing, the Landlord shall have the right on the extension date of each Term only, to determine with respect to the rent during the Extended Term that the rent commencing in the next year of the tenancy shall be linked to the Consumer Price Index instead of the Dollar, according to the value of the rent in shekels on the date of the giving of the notice, and pursuant to the CPI known on the date of giving the notice, provided that at least seven days’ notice to that effect will be given to the Tenant before the commencement of the year of the tenancy. The Landlord shall be entitled, upon giving such notice that the rent shall be linked to the Consumer Price Index as stated, may give further notice that the rent in the tenancy year next following shall be linked to the Dollar according to that stated in this Agreement, pursuant to the representative rate of exchange known on the date of the giving of the notice, and such process may be repeated, provided that he gives notice to that effect to the Tenant at least seven days before the commencement of the new year of the tenancy.

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The rent mentioned shall be in respect of the Premises as a whole, including the use of the common property.

(b)	The Tenant will pay the Landlord the rent, as follows:

1.	For three months of the tenancy, on the date of the execution of this Agreement, the Landlord’s signature to this Agreement to constitute acknowledgement of the receipt of such rent. Such rent will be credited against the rent for the ensuing calendar quarter next following the commencement of the Tenancy Term (the second quarter of the Tenancy Term).

2.	In respect of the term from the commencement date of the tenancy until the expiration of the next ensuing calendar quarter (the first quarter of the tenancy term) on the date of the commencement of the Tenancy, it being hereby agreed nonetheless that the Tenant shall be exempt from paying the rent for the first month of the Tenancy Term.

3.	For the third calendar quarter and every quarter thereafter until the expiration of the Tenancy Term, on the last Business Day of the preceding quarter.

‘Quarter’ for the purpose of this clause means a period of three months commencing on 1.1, 1.4, 1.7 or 1.10 of each year during the Tenancy Term.

(c)	VAT in respect of the rent will be borne and paid by the Tenant contemporaneously with any payment on account of the rent, against the furnishing of a lawful VAT invoice to the Tenant.

(d)	Payment of the rent by the Tenant will be made by way of bank transfer to the Landlord’s account in Bank Leumi Le Israel BM, account number 221200/43 in Branch No. 920, or any other bank account notified by the Landlord in writing to the Tenant at least seven days before the date of payment.

(e)	The Tenant shall be bound to pay the Landlord the full amount of the rent even if it vacates the Premises before the expiration of the Tenancy Term according to the provisions of this Contract, to the extent the vacation shall be otherwise than pursuant to the provisions of this Contract, or pursuant to the provisions of any law.

Purpose of the tenancy

8.A.	The purpose of the tenancy is to carry on the Tenant’s activity at the Premises pursuant to its objectives, and/or any business subject to the provisions of the Town Building Plan, and/or to the receipt of the required approvals from the local authority, and for no other purpose whatsoever.

Taxes

9. (a)	The Tenant shall fully and punctually pay throughout the entire Tenancy Term all of the payments for the supply of water, electricity, telephone, city tax, business tax, signage tax or any other service that is used in the Premises and all and any levy, city tax or other compulsory payment which are payable by law or custom by the occupier of the Premises, the same being in addition to all of the payments which expressly apply to it according to this Contract. For the avoidance of any doubt the Tenant will bear no additional payment to the Landlord and/or to the Management Company in connection with the management or the maintenance of the common areas in excess of that stated in this Contract.

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(b)	If any payment mentioned in clause 9(a) above has been imposed upon the Tenant on account of a period only part of which falls within the Tenancy Term, the Tenant will pay its proportionate share of such payment.

(c)	The Tenant may conduct negotiations with the various authorities regarding the payments mentioned in clause 9(a) above provided that this shall not serve to prejudice in any way, the Landlord. The Tenant will advise the Landlord of the results of any such negotiation.

(d)	Taxes, other compulsory payments, levies and fees including amelioration levy that apply by law to the owner of the property, will be borne and paid by the Landlord.

(e)	If any payment has not been paid by the parties pursuant to this clause 9 on due date, the counterparty shall be entitled, but not obliged, to pay such payment provided that prior thereto, the such party shall, prior to the payment, give the party on whose such payment falls notice in writing that he/it is about to pay such sum and the amount has not been paid within fourteen (14) days of receiving such notice. If either party pays any such payment as described in this clause the counterparty shall be bound to reimburse such amount to the paying party immediately upon demand, with the addition of linkage differentials and interest from the date of the actual payment until the reimbursement thereof.

(f)	The Tenant shall be bound to notify the local authority in writing and the remaining entities who charge payments for the Premises of the tenancy of the Premises and cause for that purpose all of the bills to the municipality and/or any other account that relates to payment and/or tax pursuant to clause 9(a) above to be issued in the name of the Tenant. The Landlord undertakes to sign at the Tenant’s request, any document that will be required for such purpose within a week of the date of the demand. Upon the expiration of the Tenancy Term, the Landlord shall be bound to notify the local authority and the remaining entities charging payments in respect of the Premises in writing of the surrender of the possession in the Premises to it, and induce all of the bills to the municipality and/or any other account relating to the payment or tax pursuant to clause 9(a) above that the Tenant is not bound to pay the same after the expiration of the Tenancy Term, and the same will be issued in the Landlord’s name. Nothing contained herein shall prejudice the Tenant’s duties to pay all of the bills to which it is subject pursuant to the provisions of this Agreement.

Transfer of rights

10.	The Tenant may transfer its rights and obligations under this Contact to an alternative tenant provided that the following conditions will be fulfilled:

(a)	The Landlord has approved in writing and in advance the identity of the alternative tenant. The Landlord undertakes not to unreasonably withhold his consent to the identity of the alternative tenant for reasons that will be set out in writing.

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(b)	The alternative tenant will sign a tenancy contract with the Landlord on the terms of this Contract.

(c)	After the alternative tenant signs a tenancy contract on the terms of this Contract, the Tenant will be released from all of its obligations and rights under this Contract, subject to having fulfilled by such date all of its obligations according to this Contract.

11.	The parties agree that each of them may pledge or charge his/its rights under this Contract in whole or in part provided that such pledge or charge shall not prejudice the performance of the pledging or charging parties undertakings under this Contract, or enable a transfer of his/rights or obligations otherwise than pursuant to the terms of this Contract.

12.	The Landlord may assign or sell or transfer his rights and obligations under this Contract in whole or in part provided the rights of the Tenant under this Contract will not be prejudiced.

Sub-tenancy

13.	The Tenant may grant a sub-tenancy of the Premises or part thereof on the following conditions:

(a)	The Tenant will be responsible for the sub-tenant fulfilling all of the Tenant’s obligations under this Contract and any breach of this Contract by the sub-tenant will be deemed to be a breach of this Contract by the Tenant.

(b)	The Tenant will remain indirectly liable towards the Landlord for performing all of its obligations under this Contract.

(c)	The terms of the sub-tenancy will be consistent with the performance of the provisions of this Contract and the appendices thereto, and with the law. No modification will be made without the Landlord’s consent which will not unreasonably be withheld save for reasons that will be set out in writing.

Registration of the tenancy

14.	The Tenant may, at its sole discretion, register the tenancy pursuant to this Contract in the Land Registry, provided that all costs, taxes or fees relating to such registration will be paid solely by the Tenant.

Where the Tenant has registered in the Land Registry the tenancy, it shall be bound to delete at its own exclusive expense the registration upon the expiration of the Tenancy Term, regardless of whether the Tenancy Term has terminated upon the full expiration of the term according to the provisions of this Contract, or has terminated prior thereto for any reason whatsoever.

Use of the Premises

15. (a)	For the purposes of this clause, the following terms shall bear the meanings set out opposite them:

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“Installations” – air conditioning, sanitary plumbing, water plumbing, sewerage, electricity, lighting systems, communication systems and all other systems that are installed by the Landlord in the Premises or any part thereof.

(b)	The Tenant covenants that the use of the Premises will not cause any nuisance to the reasonable use of any other tenant in the Building, including, but without derogating from the generality of the foregoing, nuisances which amount to noise and odors, and will be exclusively responsible for any such nuisance that will be caused by it.

The Landlord undertakes to arrange for each new tenant in the Building signing a tenancy contract that includes a clause in the above form.

(c)	The Seller undertakes to fulfill all of the statutes, regulations and bye-laws and requirements of any competent authority which apply now or hereafter during the Tenancy Term of the Premises in regard to the Premises, the use thereof and the Tenant’s business and activity of any kind at the Premises, and will bear exclusive responsibility for any breach of this undertaking.

Without derogating from the generality of the foregoing, the Tenant undertakes to obtain at his own expense all of the licenses and permits that are required by law for carrying on its business at the Premises.

The Landlord undertakes to sign, on the Tenant’s request, any document that will be required for the purpose of obtaining such license or permit, within one week of the date of the demand.

(d)	Subject to the performance of the Landlord’s undertakings according to this Agreement, the Tenant will, during the Tenancy Term, bear all and any fine or penalty that will be imposed in respect of carrying on its business and activity at the Premises, and/or the use of the Premises without a permit or in deviation from the permit – by it and/or by its employees or agents/regardless of whether the same has been imposed on the Tenant or on the Landlord.

For the avoidance of any doubt it is clarified that the provisions of this clause will not be deemed to be a license of the Landlord to the Tenant to use the Premises without a permit or in deviation thereof.

(e)	The Landlord shall be responsible for fixing any defects in the Premises, including in the construction and the Installations of the Premises, that result from reasonable wear or from defective labor or negligence or the use of defective materials by the Landlord and/or any person on its behalf in all matters relating to the construction of the Premises.

The Landlord, by his attorneys, employees, agents or persons on his behalf shall be entitled to enter upon the Premises at any reasonable time during usual working hours after arrangement with the Tenant in order to review the condition of the Premises, the performance of repairs or works that are required at the Premises, ameliorations and improvements when the same is necessary on condition that the proper activity of the Tenant at the Premises will not be disrupted.

(f)	Without derogating from the Tenant’s obligations under sub-clause (e) above, the Tenant undertakes to keep the Premises in good and proper condition and perform any repair that is reasonably required by an occupier in order to enable the proper operation of the Installations on a regular basis.

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The Landlord undertakes to effect any capital repair that is required in order to ensure the operation of the Installations.

(g)	The Landlord undertakes to effect the repairs specified in sub-clauses (e) and (f) above in a reasonable time; urgent repairs will be carried out as speedily as possible.

(h)	The Tenant shall be entitled at its exclusive expense to make in the Premises or in any part thereof any internal alteration, including the erection of an upper floor, subject to the restrictions of any law, provided that such alterations shall not damage the walls of the Premises or the Installations, subject to the Tenant reinstating the condition to what it was previously upon the expiration of the Tenancy Term.

(i)	The Landlord shall be entitled to place on the Building at its responsibility and expense, writing or a sign indicating that the Building is called Mordecai Eliash House. The Tenant may install signage on the Premises, subject to any law, including on the external walls or in the framework of the general signage in the entrance to the Building, provided that such signage shall not harm the other tenants of the Building and from the standpoint of the form thereof, the signage has been approved by the architect of the Building, Mr. Raphi Lerman. The Tenant shall be responsible for installing the above signage and will bear payment of any fee, tax, levy or any other payment in respect thereof as stated in clause 9(a) above.

(j)	The Landlord undertakes to enable the Tenant to make use of an area that shall not be less than 80 square meters on the roof of the Building in order to position service systems that are used by the Premises, without any additional payment. The roof area of which such use will be enabled will be adjacent to the elevator shafts that have been or will be installed by the Landlord as stated in clause 5(a) above.

Liability and indemnity

16. (a)	Subject to its liability by law, the Tenant shall be responsible for the duration of the Tenancy Term for the consequences of any harm, loss or damage to the property or person of any individual that have been caused following or in connection with the use of the Premises or from the Tenant’s activity or that of any person on his behalf at the Premises or from any act or omission of the Tenant or of any person on its behalf, all on condition that the harm or loss or damage have not been maliciously or willfully or negligently caused or are by reason of any breach of statutory duty by the Landlord or of any person on its behalf and/or as a result of the condition of the Premises or its Installations, to the extent the Landlord is responsible for the same.

Without derogating from the generality of the foregoing it is clarified that subject to his liability by law, the Landlord or any person on his behalf will bear all responsibility or liability for damages to any person or loss or damage to property of any kind that will be caused to the Tenant and/or to its employees or to any person on his behalf or any third party whatsoever that will be in the Premises, if the harm, loss or damage have been willfully caused or are as a result of any malice or negligence or breach of statutory duty of the Landlord or of any person on his behalf or as a result of the condition of the Premises or its Installations to the extent the Landlord is responsible for the same.

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(b)	Subject to his liability by law, the Landlord will bear all responsibility towards the professional staff or persons on their behalf who will work on his behalf at the Premises save for any harm or damage that have been caused maliciously or willfully or negligently or in breach of statutory duty by the Tenant or any person on its behalf.

(c)	The Tenant undertakes to indemnify and compensate the Landlord for all damages and expenses that have been incurred by him as a result of any loss, harm or damage that the Tenant is responsible for pursuant to the provisions contained in clause 16(a) or (b) above, including, but without derogating from the generality of the foregoing, for any damage or claim or liability that will be paid by the Landlord in connection with any loss, harm or damage that has occurred at the Premises or in connection with or resulting from the possession of the Premises or relate to the use that will be made thereof, and indemnify the Landlord for any sum that the Landlord will have paid to any person or entity in respect of such loss, harm or damage (including his expenses including legal fees in connection with defending any claim for payment of such amount), against written evidence in regard to the amount of the sum which the Landlord has borne or judgement the execution of which has not been stayed, and which oblige the Landlord to pay any monies. The provisions of this clause will not be deemed to be a contract for the benefit of any third party.

(d)	The Landlord undertakes to indemnify and compensate the Tenant for all damages and expenses that have been incurred by it as a result of any loss, harm or damage that the Landlord is responsible for pursuant to the provisions contained in clause 16(a) or (b) above, including, but without derogating from the generality of the foregoing, for any damage or claim or liability which the Tenant would have paid in connection with any loss, harm or damage that have occurred in the Premises or in connection with the use that will be made thereof and which the Landlord is responsible for as stated and indemnify the Tenant for any sum that the Tenant will pay to any person or entity in respect of such loss, harm or damage (including its expenses including legal fees in connection with defending such claim for payment), against delivery of written evidence regarding the amount of the sum borne by the Tenant or judgement the execution of which has not been stayed, which obligates the Tenant to pay any monies. The provisions of this clause shall not be deemed to be a contract for the benefit of any third party.

(e)	The Tenant’s obligation to indemnify the Landlord pursuant to the provisions contained in clause 16(c) above is conditional on the Landlord promptly notifying the Tenant after having received any claim or demand for compensation that has been brought against him and which the Tenant is bound to indemnify the Landlord for as stated above, and enable the Tenant to defend such claim either by joining him as a third party to such claim or by granting a power of attorney to the Tenant (or to such lawyer as will be determined by it) to represent the Landlord in such claim or at the Landlord’s election, or by such other method as will be agreed upon between the parties in writing (if at all).

(f)	The Landlord’s obligation to indemnify the Tenant pursuant to the provisions contained in clause 16(d) above is conditional on the Tenant promptly notifying the Landlord after having received any claim or demand for compensation that has been brought against him and which the Landlord is bound to indemnify the Tenant for as stated above, and enable the Landlord to defend such claim either by joining him as a third party to such claim or by granting a power of attorney to the Landlord (or to such lawyer as will be determined by it) to represent the Tenant in such claim or at the Tenant’s election, or by such other method as will be agreed upon between the parties in writing (if at all).

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Insurance

17.	Without derogating from the Tenant’s liability under this Contract or at law, and offsetting the amount of any insurance that will exist in the framework of the management contract of the Building, the Tenant undertakes to effect and maintain at its own expense throughout the entire duration of the Tenancy Term, the insurances set out below with an authorised reputable insurance company:

(a)	Insurance for all the contents of the Premises that are owned or in the responsibility of the Tenant in the full value, as well as any repair, modification, enhancement or reconditioning that has or will be carried out by or on behalf of the Tenant, other than building addits, enhancements and additions to the structure of the Premises that are made by or on behalf of the Landlord, against loss or damage following fire, smoke, lightning, explosion, flood, damages due to liquids, bursting of pipes, damage by vehicles, damage by aircraft, sonic booms, damages following commission, malicious damage, breakage of glass and burglary on the basis of first damage only. The insurance will include a condition whereby the insurer waives any right of subrogation against the Landlord and/or any party on his behalf and against the other tenants or occupiers of the Building whose insurances include a parallel clause regarding the waiver of the right of subrogation against the Tenant or persons on its behalf other than against a person who has caused damage out of malicious intent.

(b)	Loss of income insurance (other than rent, management fees and parking fees, if any), in an amount not less than the amount of the rent which is payable by the Tenant pursuant to the provisions of this Contract, in consequence of loss or damage to the contents of the Premises or to the Premises following risks that are insured in sub-clause (a) above for the duration of an indemnity period that will not be less than twelve months. The insurance will include a condition whereby the insurer waives any right of subrogation against the Landlord or persons on his behalf and against the other tenants or occupiers of the Building whose insurances include a parallel clause regarding the waiver of subrogation against the Tenant or persons on his behalf, other than against a person causing damage out of malicious intent.

(c)	The insurances will include an undertaking that the policies will not be adversely affected nor cancelled for the duration of the insurance, unless 60 days’ prior written notice is given by registered mail to the Landlord.

18.	Without derogating from the Landlord’s liability under this clause or at law, the Landlord undertakes to effect and maintain, either independently or by means of the management company, for the entire duration of this Agreement, the insurances set out below with a duly authorised and reputable insurance company (hereinafter: “the Landlord’s Insurances”):

(a)	Insurance of the Building including the appurtenances thereto, installations and systems thereof, including any Building addits, enhancements and additions, in the full value thereof against loss or damage following fire, smoke, lightning, explosion, earthquake, flood, storm and tempest damage,

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damage of liquids and bursting of pipes, harm by vehicles, harm by aircraft, supersonic boom damage, collision damage, riots, strikes, malicious damage, breakage of glass and burglary. The beneficiaries insured under the insurance policy shall be the Tenant and each and every one of the remaining occupiers of the Building, the Landlord and the management company. The insurance will be extended to indemnify all of the beneficiaries that are insured in respect of the liability by law for the acts or omissions of any of the other insured beneficiaries, or any of their successors. The insurance will include a condition whereby the insurer waives any right of subrogation against any of the insured beneficiaries or parties on their behalf, other than against a person who has caused damage out of malicious intent, subject to a cross-liability clause whereby the insurance is deemed to have been made separately for each of the individuals comprising the insured beneficiaries.

(b)	Third party liability insurance with a duly authorised and reputable insurance company with a liability limit of $5,000,000 (five million US Dollars) per event and in the aggregate and for the annual insurance term. This insurance will not be subject to any restriction regarding liability resulting from fire, explosion, panic, contractors, sub-contractors, hoisting, loading and unloading devices, defective sanitary installations, poisoning, any harmful thing in food or in drink, strikes and lockouts and subrogation claims on the part of the national insurance institute. The insured beneficiaries according to the insurance policies shall be the Tenant and each and every one of the remaining occupiers of the Building, the Landlord and the management company. The insurance will be extended to indemnify each of the insured beneficiaries in respect of its liability by law for the acts or omissions of any of the other insured beneficiaries or of their successors. The insurance will include a condition whereby the insurer waives any right of subrogation against any of the insured beneficiaries or of their successors, other than against a person who has caused damage out of malicious intent, subject to a cross-liability clause whereby the insurance is deemed to have been made separately for each of the individuals comprising the insured beneficiaries.

The cost of purchasing the insurance policies mentioned in clause (a) above and in this clause (b) will be divided between the tenants according to a formula dividing the liability for payment of the management fees between them, and according to such ratio. It is clarified that to the extent the Building has yet to be fully let, the tenants will pay only the proportionate share of the cost of purchasing the insurance policies that would have applied to them had the Building been fully let, and the Landlord will bear the difference of the purchasing costs of the insurance policies. As stated in clause 32(b) hereof the Landlord undertakes to arrange for each tenant or occupier of the Building to sign the management agreement including liability to pay the management fees covering also the cost of purchasing such policies.

(c)	Consequential loss insurance including rent and management fees (as well as parking fees – if any) in the full value thereof, that will be incurred by the Landlord or the management company by reason of loss or damage to the Building consequent upon the risks set out in sub-clause (a) above for the duration of an indemnity period that will not be less than 12 months. The insurance will include a condition whereby the insurer waives any right of subrogation against the Tenant or persons on its behalf other than against a person who has caused damage out of willful intent.

(d)	Employers’ liability insurance insuring the liability of the Landlord and the management company towards all of their employees with a liability limit of $5,000,000 (five million US Dollars) per employee, per event and in the aggregate for the annual insurance term. This insurance will not include any restriction regarding works at height or depth, working hours, contractors, sub-contractors and their employees (if the Landlord or the management company shall be deemed to be their employer), bait and poison and also in regard to lawful juvenile employment. Such insurance will be extended to indemnify the Tenant should it be deemed to be an employer of any of the Landlord’s or management company’s employees or it is held that the Tenant bears vicarious responsibility with respect to the Landlord’s or the management company’s liability towards their employees.

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(e)	The above insurance will include an undertaking that the policy will not be reduced nor cancelled for the duration of the insurance unless 60 days’ prior written notice will have been given to the Tenant by registered mail.

19.	If, in the Landlord’s opinion, it will be necessary to make additional or supplementary insurance to that stated above in clause 18, the Landlord undertakes to make and effect solely at its own expense, such insurance. In any such additional or supplementary property insurance there will be included a clause regarding the waiver of the right of subrogation against the Tenant or parties on its behalf and in liability insurances there will be included an indemnity clause to the Tenant subject to a cross-liability clause.

20.	(a)	The Landlord and the Tenant covenant that to the extent damage will be caused to the structure or to the Premises, the insurance proceeds, to the extent they will be received, will be applied in respect of such damage to repair the damage or for the restoration thereof.

(b)	The parties undertake to fulfil all of the terms of the insurances and fully and punctually pay the insurance premiums. The parties further undertake to co-operate with the counterparty to the extent necessary in order to reserve and exercise their respective rights under their insurances including notifying the insurer forthwith upon becoming aware of an event which could serve as a basis for any claim according to their respective insurances.

(c)	If either of the parties to this Contract fails to make the insurances which it is bound to effect according to clauses 18 and 17 above, in whole or in part, or will not maintain all or any of such insurances, the counterparty may, but shall not be obliged, without derogating from his/its right under this Contract or at law, to any remedy or other or additional relief, effect or maintain such insurances provided that prior thereto the party intending to effect or maintain the insurance will have notified to the party to whom the obligation to effect or maintain the insurance applies that it intends doing so and the insurance has not been made or maintained as required within fourteen (14) days of the date of receiving such notice. If either of the parties hereto has effected or maintained insurance in lieu of the counterparty as stated in this clause, all of the sums and expenses that he/it has borne in connection therewith will be reimbursed to him/it according to his/its first demand, with the addition of linkage differentials and interest from the date of expending the same until the date of actual reimbursement. The Tenant may offset any amount that it has paid in respect of making the insurance the making of which applies to the Landlord out of the rent. The setoff shall be made after 14 days’ prior notice has been given of the intention to setoff.

21.	Pursuant to the demand of any of the parties in writing, the counterparty undertakes to furnish to it within fourteen (14) days of the date of receiving the demand a certificate regarding the making of insurance signed by the insurer, or a copy of the insurance policy, pursuant to that stated in clauses 18 and 17 above.

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22.	The parties undertake to update from time to time the insurance amounts in respect of the insurances that are effected according to clauses 17 (the Tenant’s insurances), and 18 (the Landlord’s insurances) as well as clause 19 (the additional Landlord’s insurances) as appropriate, so that they will always reflect the full value of the property that is insured thereunder.

23.	Each of the parties to this Contract may inspect the insurance certificates that will be furnished to him/it by the counterparty as stated in this Contract above and each of the parties undertakes to make any modification or amendment that will be required in order to adjust the same to their respective undertakings stated in this Contract. The parties declare that the right of inspection by virtue of this clause in relation to the insurance certificate and their right to instruct an amendment of the insurances as stated above does not impose upon the party requiring the amendment or any person on its behalf any duty and any liability whatsoever in any matter relating to such insurance certificate, the quality, extent and validity of the insurances of the counterparty or with respect to the absence thereof, nor does it detract from any liability whatsoever that is imposed upon the counterparty under this Contract.

24.	The parties declare that they will have no claim or demand or cavil against the counterparty or persons on his/its behalf in respect of any damage for which they are entitled to indemnity (or would have been entitled to indemnity had it not been for the deductible specified in the policy or had there been no absent insurance condition or had it not been for the breach of the terms of the policies) according to the insurances that are effected pursuant to clauses 17, 18 and clause 19, as appropriate, provided that the foregoing in regard to the exemption of liability will not apply for the benefit of any person who has caused willful damage.

The parties may refrain from making any insurance for the breakage of glass save that the exemption from such liability mentioned above will apply with respect to damage or breakage of glass as if such insurance had been made.

The Tenant declares that it will neither have any claim or demand or cavil as mentioned above towards other tenants or other occupiers of the Building in whose tenancy agreements or in any other agreement conferring upon them rights in the Building, there is included a parallel exemption against the Tenant. The foregoing in regard to the exemption of liability will not apply for the benefit of any person who has caused damage out of willful intent.

Force majeure

Should the Premises be damaged by reason of force majeure in a manner whereby it is not possible to make any use thereof pursuant to this Contract, each of the parties to this Contract shall have the right to rescind the Contract.

For the purpose of this clause “force majeure” means war, act of terror, fire, explosion, flood, earthquake, sovereign act and the like that are beyond the control of the parties.

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Vacation of the Premises

26.	(a)	Upon the expiration of the Tenancy Term (and in general, for the avoidance of any doubt, upon the expiration of the Tenancy Term by reason of the lawful termination or conclusion of this Contract) the Tenant will quit the Premises and leave the same vacant of any person and thing that is not permanently affixed to the Building other than objects that are the property of the Landlord, and apart from the Installations (as defined in clause 15(a) above) and restore the Premises to the exclusive possession of the Landlord in a good and proper condition (fair wear and tear excepted) and with all the Installations in a fully operating condition (fair wear and tear excepted).

(b)	If the Tenant has made any alterations or additions to or in the Premises pursuant to the provisions of clause 15(g) above and the Landlord has waived the restoration to its former condition or the Tenant has carried out works pursuant to the Specification or to an addit to the Specification, the same shall become the property of the Landlord and the Tenant shall have no demands or claims in respect thereof or in respect of his investment in the making thereof, unless it has been agreed in writing prior to the making thereof that the Landlord will compensate the Tenant in respect of such works.

(c)	If the Tenant delays vacating the Premises, it will pay to the Landlord in respect of each day of delay in vacating the Premises, fixed and pre-determined agreed damages in the sum of $587.87 (five hundred and eighty seven US Dollars and eighty seven cents) during the First Tenancy Term, in the equivalent value in new shekels according to the representative rate of exchange on the date of payment, as fixed and pre-determined agreed damages during the Extended Term at a rate of 1.2 times the monthly rent as existing from time to time pursuant to the provisions of this Contract divided by 30 in the equivalent value in new shekels or according to the representative rate of exchange on the date of payment, as appropriate.

The parties declare that such amount constitutes agreed and proper compensation of the damage that the parties foresee as being the probable result of such delay in vacating the Premises all without derogating from the Landlord’s right to any other relief or compensation at a higher rate including compensation for which it will be made liable, if at all, towards any alternative tenant.

(d)	The Tenant will, as soon as possible after vacating the Premises, furnish to the Landlord upon demand certifications of the authorities and various entities indicating that the Tenant has paid all of the compulsory payments which were payable by it pursuant to this Contract including electricity, water, city taxes or fees in respect of the Premises, until the date of the vacation.

Remedies

27.	(a)	Without derogating from any other or additional relief, and without derogating from the provisions of this Contract, the provisions of the Contracts (Remedies for Breach of Contract) Law, 5731-1970 will apply to a breach of this Contract.

(b)	Without derogating from the Landlord’s right to damages at a higher rate or to any other relief by reason of a fundamental breach of this Contract by the Tenant, the Landlord will be entitled to fixed and agreed compensation without proof of damage in a sum equal to the rent for the Premises as provided in this Contract for the duration of three (3) months of the Tenancy Term regardless of whether the Landlord has elected to fulfil the Contract or terminate the same. The parties declare that they regard such sum as agreed and proper compensation for the damage that the parties foresee to be a reasonable result of a fundamental breach of this Contract by the Tenant.

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(c)	Without derogating from the Tenant’s right to damages at a higher rate or to any other relief by reason of a fundamental breach of this Contract by the Landlord, the Tenant will be entitled to fixed and agreed damages without proof of damage in a sum equal to the rent for the Premises as provided in this Contract for the duration of three (3) months of the Tenancy Term regardless of whether the Tenant has elected to fulfil the Contract or terminate the same. The parties declare that they regard such sum as agreed and proper compensation for the damage that the parties foresee to be a reasonable result of a fundamental breach of this Contract by the Landlord.

(d)	Any sum that is due from either party to the other according to or resulting from this Contract and which will not be paid by the party who is liable to the other within seven (7) Business Days from the date of the specified date of payment, will bear interest at the maximum rate customary for the time being and from time to time in Bank Leumi Le Israel BM with respect to unarranged overdrawings in overdraft accounts as from the date of the specified payment thereof until the date of actual payment by the party who is liable to the other.

(e)	No waiver or extension by either party to this Contract to the other in a particular instance will constitute any precedent for any other case; for purposes of this Contract, no waiver or extension will be of any effect unless it has been made in writing.

(f)	A breach of clauses 3(a), 5(a), 6(a), 6(c), 6(d), 10, 13, 15(e), 32(g) will be deemed to be a fundamental breach of this Contract. A delay in the making of any payment that the Tenant is liable to pay pursuant to this Contract in excess of fourteen (14) Business Days will be deemed to be a fundamental breach of this Contract; the failure to effect insurances according to the provisions of this Contract or the continuing maintenance of such insurances, such breach not having been cured within fourteen (14) Business Days, will be deemed to be a fundamental breach of this Contract.

(g)	Notwithstanding the provisions herein contained it is agreed that neither of the parties shall be entitled to the agreed compensation according to this Contract or to terminate this Contract prior to having given to the party in breach a written extension to cure the breach of at least fourteen (14) days and if the breach would have been cured within such period.

28.	Either party to this Contract will, upon the occurrence of any of the events specified below, without derogating from his/its right to any other relief, be entitled to terminate this Contract despite any provision in this Contract contained in relation to the Tenancy Term by sixty (60) days’ prior written notice. Upon such termination of the Contract the Tenant will quit the Premises and possession will be surrendered to the Landlord as stated in clause 26 above:

(a)	A fundamental breach of this Contract has occurred;

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(b)	A breach of any of the provisions of this Contract by other than a fundamental breach and such breach will not have been rectified within thirty (30) days after written notice will have been sent to the infringing party.

(c)	A petition will have been filed with respect to either of the parties, as appropriate, with the Court for a winding up, or declaration to declare such party bankrupt, appoint for such party a trustee, liquidator, receiver for a material part of his/its assets and/or to impose any attachment over a material part of his/its assets and an order has been granted according to such petition or the petition has not been vacated or dismissed within sixty days of the date of been filed with the Court and/or in the event of either of the parties having filed a petition for his/its winding up or for a declaration of bankruptcy or for the making of a creditor’s arrangement.

Applicable law and arbitration

29.	Subject as provided in clause 30 hereof, any action that will be brought in connection with or in consequence of this Contract, the making, validity, breach, performance or interpretation thereof or by reason of any act or omission relating to the tenancy that is regulated herein or by reason of any act or omission relating to the Premises and the exercise thereof will be disposed of in accordance with the laws of Israel.

30.	Any disputes or differences that have arisen in or on any matter pertaining to the compliance of the addition to the Specification, the building permits as stated in clause 5(c) above, and regarding the schedule of defects according to the provisions of clause 6(b) above, will be referred by the parties to the determination of an agreed arbitrator. The determination of such agreed arbitrator will be final and binding upon the parties hereto, subject to the right of either party, after giving the counterparty 21 days’ notice to transfer the determination on the matter to the competent Court.

31.	Subject to the provisions of clause 30 above, it is hereby agreed by the parties that the competent court in Jerusalem and it alone shall have the exclusive jurisdiction to dispose of any action that will be brought in respect of or in connection with or pertaining to or in consequence of this Contract, the making, validity, breach, performance or interpretation thereof or on account of any act or omission relating to the tenancy regulated herein or by reason of any act or omission relating to the Premises and the operation thereof.

Management

32.	(a)	It is hereby agreed that the management, operation and maintenance of the building will be carried out by an experienced and skilled management company in which the Landlord shall have no interest, according to the Landlord’s decision (hereinafter: “the Management Company”) and the standard and extent of the services that it will be required to provide shall not be less than the standard and extent of the services that are provided by the management companies that manage the Weizman Science Park buildings and those in Rabin Park, and which shall commence its operation not later than the Possession Date according to this Contract. The Landlord undertakes to induce such Management Company to commence its activity on such date.

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(b)	Without derogating from the Landlord’s commitment detailed above in sub-clause (a) the Tenant undertakes to sign with the Management Company a management contract that will include the conditions contained in the sample management contract attached hereto as an integral part hereof (hereinafter: “the Management Contract”). The Landlord undertakes to arrange for every tenant in the Building to sign the Management Contract with the Management Company, and that no tenancy agreement will be made with any potential tenant who refuses to sign the Management Contract with the Management Company and it will not receive any right to take possession or use the Building or any part thereof.

(c)	The Tenant undertakes to fulfil all of its obligations pursuant to the Management Contract, including punctually and regularly paying its share of the management fees, subject to the performance of the Management Company’s undertakings under the Management Contract. It is hereby agreed that the non-payment of the Tenant’s share of the management fees will be treated for all purposes as non-payment of the rent according to this Contract.

It is hereby agreed that the Tenant will not be bound to pay as its share of the management fees during the period in which the Building is not yet fully occupied, any amount that exceeds the amount which it would have been bound to pay had the Building been fully occupied.

It is hereby agreed that the Landlord will bear any deficit that will arise in the payments of the management fees following the fact that the building has yet to be fully occupied.

(d)	It is agreed that in the Contract with the Management Company it will be noted that any modification to the format of the management of the Building will require the Landlord’s approval and the approval of the Tenants who jointly lease most of the principal areas of the Building or the approval of the Tenants who lease together two thirds of the principal areas that are leased in the Building. Each of the tenants shall have the proportionate right according to its share of the principal areas that are leased in the Building as against all of the principal areas that are leased in the Building.

(e)	It is hereby agreed that a breach of any fundamental undertaking or of any other provision of the Management Contract shall be treated in all respects as a fundamental breach or as any other breach of this Contract.

(f)	It is hereby agreed that in no event other than an adjustment to the management fees as mentioned below, will the Tenant be bound directly or indirectly, to bear management fees that exceed the sum of $2.30 (two Dollars and thirty cents) per month per square metre (gross) of the Premises, with the addition of VAT.

Any sum that will be required according to the Management Agreement in excess of such sum will be paid by the Landlord. The management fees will be adjusted annually according to the rises that will occur, if at all, in the official indices of the inputs that are comprised in the management fees or pursuant to the service package that will be included in the management fees according to a decision that has been taken as stated in sub-clause (d) above.

(g)	It is hereby agreed that such payment of the management fees will cover the costs of the services for which the Landlord is committed according to the provisions of this Contract through the Management Company that he will appoint, and which will include, without derogating from the provisions of the Management Agreement, cleaning of all of the public areas including the service areas that are comprised in the Premises, elevator maintenance, landscaping and guarding and concierge in the Building lobby, insurance, the employment of a building janitor, supply of air conditioning (cold water only) between 07.00- 22.00 from Sundays to Thursdays on normal working days and from 07.00-14.00 on Fridays and Holiday Eves and the Festivals. For the avoidance of any doubt it is clarified that the Landlord undertakes that the services of the Management Company will include at least the above services, to a high standard. Supply of the air conditioning shall be at a level which shall not be less than 1 ton cooling for every 16 square metres (net) of the Premises.

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Guarantee

33.	The Tenant will pay on the execution of this Contract, in addition to the rent detailed in clause 8(b) above, an amount equal to four months of the tenancy together with VAT as a surety to secure the performance of all of the Tenant’s undertakings according to this Contract. The Landlord shall be entitled to recover out of the surety any sum that the Tenant is bound to pay to the Landlord under the provisions of this Contract and will not have paid, provided that he gives the Tenant ten days’ prior written notice of his intention to recover any such amount and the Tenant would have failed to pay such sum within ten days.

The surety will be in effect until the expiration of four months after the expiration of the Tenancy Term, and at the end of such Term, the surety will be returned or any surplus thereof, to the Tenant, to the extent the surety will not have been used for making any payment mentioned above.

34.	Each of the parties hereby mutually undertakes to sign any document which is to be signed or furnished by him/it and which are required in order to perfect the provisions of this Contract and the performance thereof.

35.	This Contract exhausts everything which has been agreed between the parties on all the matters that are comprised in this Contract and no negotiation, declaration, representation, undertaking and/or consent that has been given or made, if at all, either in writing or verbally or expressly or impliedly shall be of any effect if made prior to the signature of this Contract.

36.	No modification or waiver in relation to this Contract will be of any effect unless expressly made in writing by both parties.

37.	The addresses of the parties for the purposes of this Contract are:

The Landlord – c/o Dr. Moshe Eliash Advocate, 2 Hasoreg Street,
P.O. Box 433, Jerusalem.

The Tenant – at the Premises and c/o Goldfarb, Levy, Eran, Meiri and Co. of 3 Azrieli Center, Advocates, Triangular Tower, 43rd floor, Tel Aviv.

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Any notice sent by either party to the other according to the above addresses will be deemed to have reached its destination if sent by registered mail – after 72 hours from the time of dispatch, and if sent by fax – after 24 hours of the time of dispatch, and if served personally – on the date of the service thereof on condition that to the extent the notice that has been sent by the Landlord to theTenant, it has been sent to the address of the Tenant at the Premises as well as to the Tenant’s Address c/o Goldfarb, Levy, Eran, Meiri and Co., Advocates, as stated above.

In witness whereof the parties have set their hands after having read the Agreement and understood the contents thereof:

/s/ Dr. Moshe Eliash	/s/ Alon Seri-Levy
The Landlord	Sol-Gel Technologies Ltd.
in his own name	The Tenant
and in the name of Ms. Rachel Zacks
by general power of attorney

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